                                                                   EXHIBIT 10.44


     THIS AMENDMENT dated as of the 12th day of February, 1998 to the Asset Purchase Agreement made as of September 10, 1996 as amended (the "Purchase Agreement") by and among DELRINA CORPORATION, DELRINA (CANADA) CORPORATION (collectively, "Delrina") and JETFORM CORPORATION ("JetForm").

     WHEREAS JetForm and Delrina wish to amend certain provisions of the Purchase Agreement as set forth below;

     NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Amending Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

1.01 Interpretation. Unless otherwise specified, all capitalized terms used in this Amending Agreement and not otherwise defined in this Amending Agreement shall have the meanings given to them in the Purchase Agreement. Where reference is made in this Amending Agreement to a article, section, paragraph or clause number, it shall refer to such article, section, paragraph or clause in the Purchase Agreement. Except as amended hereby, the parties confirm that the Purchase Agreement remains in full force and effect in accordance with the terms thereof and the terms not hereby amended shall apply to this Amending Agreement as though stated herein.

ARTICLE 2 - AMENDMENTS TO PURCHASE AGREEMENT

2.01 Amount of Purchase Price. The reference to $100,000,000.00 contained in the second line of Section 2.2 is hereby changed to $92,504,000.00.

2.02 Issuance of Purchaser's Common Shares. Clause 2.4(1)(a) is hereby deleted and the following shall be substituted in lieu thereof:

     "(a) with respect to the payments payable by Purchaser under this Agreement up to and including the payment due on December 27, 1998, the total market value of the Purchaser's Common Shares held by the Vendor immediately following such issuance shall be the lesser of $21 million and 9.9% of the Purchaser's outstanding shares on such date; and with respect to the payments payable by Purchaser under this Agreement thereafter, the total market value of the Purchaser's Common Shares held by the Vendor immediately following such issuance shall be less than $14.0 million. The Purchaser agrees not to issue any of its Common Shares to the Vendor if such issuance would cause the total market value of Purchaser's Common Shares immediately following such issuances to exceed such applicable maximum market value stated above. Vendor shall advise Purchaser of any acquisition or disposition of Common Shares by Vendor. With respect to the payments due on and from March 27,

          1998 to June 27, 1999, inclusive, the Purchaser further agrees to pay not less than amount specified in Schedule 2.3 opposite such payment date under the heading "Minimum Cash Payment" by certified cheque, bank draft, wire transfer or in other immediately available U.S. funds; and"

2.03 Notices. The reference to Blake, Cassels & Graydon in clause 8.4(1)(ii) is hereby changed to:

          "LaBarge Weinstein
          Xerox Tower
          333 Preston Street, 11th Floor
          Ottawa, Ontario K1S 5N4

          Attention: Deborah Weinstein
          Facsimile: (613) 231-3900"

2.04 Schedule 2.3. Schedule 2.3 is deleted and replaced with the schedule set out as Exhibit "A" attached hereto.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                    DELRINA CORPORATION


                    By: /s/  Derek Witte
                        ------------------------------
                        Authorized Officer


                    DELRINA (CANADA) CORPORATION

                    By: /s/  Derek Witte
                        ------------------------------
                        Authorized Officer


                    JETFORM CORPORATION


                    By: /s/  Kenneth J. Killin
                        ------------------------------
                        Authorized Officer

                       EXHIBIT "A" TO AMENDING AGREEMENT

                                  SCHEDULE 2.3

                           Payment of Purchase Price

DATE                            AMOUNT                   MINIMUM CASH PAYMENT
----                            ------                   --------------------
                          (in millions of U.S. $)      (in millions of U.S. $)
September 27, 1996                 7.2
December 27, 1996                  5.5
March 27, 1997                     5.5
June 27, 1997                      6.713
September 27, 1997                 4.738
December 27, 1997                  4.936
March 27, 1998                     7.837                1.302
June 27, 1998                      7.833                1.2015
September 27, 1998                 8.567                1.4205
December 27, 1998                  8.537                1.307
March 27, 1999                     7.972                0.876
June 27, 1999                      6.912                0.198
September 27, 1999                 5.058
December 27, 1999                  3.207
March 27, 2000                     1.604
June 27, 2000                      0.390
                                 -------
                                 $92.504